Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-09062) of AstraZeneca PLC of our report dated June 27, 2023 relating to the financial statements and supplemental schedule of AstraZeneca Savings and Security Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Melville, New York

June 27, 2023